                                                                    Exhibit 11.0


                            UFP Technologies, Inc.
                Statement of Computation of Per Share Earnings

                                                   Three months ended               Six months ended
                                                   ------------------               ----------------
                                                June 30,        June 30,        June 30,        June 30,
                                                  1997            1996            1997            1996
                                                  ----            ----            ----            ----
Net income                                    $   298,322         234,896         483,764         371,844

Primary earnings per share:
   Weighted average common shares
    outstanding                                 4,653,024       4,635,798       4,641,359       4,631,326
   Dilutive stock options and warrants            191,691         303,044         241,588         303,044
                                               ----------      ----------      ----------      ----------
                                                4,844,715       4,938,842       4,882,947       4,934,370
                                               ==========      ==========      ==========      ==========
   Income per share                           $      0.06            0.05            0.10            0.08
                                               ==========      ==========      ==========      ==========

Fully diluted earnings per share:
   Weighted average common shares
    outstanding                                 4,653,024       4,635,798       4,641,359       4,631,326
   Dilutive stock options and warrants            191,691         303,044         241,588         303,044
                                               ----------      ----------      ----------      ----------
                                                4,844,715       4,938,842       4,882,947       4,934,370
                                               ==========      ==========      ==========      ==========
   Income per share                           $      0.06            0.05            0.10            0.08
                                               ==========      ==========      ==========      ==========
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